Exhibit 99.1

Citrix Reports First Quarter 2018 Financial Results

Quarterly revenue of $697 million up 5% year-over-year

Quarterly GAAP diluted EPS of $0.99; non-GAAP diluted EPS of $1.29

Quarterly GAAP operating margin of 24 percent; non-GAAP operating margin of 32 percent

Record cash flow from operations of $358 million

Repurchased 8.4 million shares in first quarter

FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--April 25, 2018--Citrix Systems, Inc. (NASDAQ:CTXS) today reported financial results for the first quarter of fiscal year 2018 ended March 31, 2018.

Financial Results

For the first quarter of fiscal year 2018, Citrix achieved revenue of $697 million, compared to $663 million in the first quarter of fiscal year 2017, representing 5 percent revenue growth.

GAAP Results

Net income for the first quarter of fiscal year 2018 was $144 million, or $0.99 per diluted share, compared to $70 million, or $0.44 per diluted share, for the first quarter of fiscal year 2017. Net income for the first quarter of fiscal year 2018 and 2017 includes restructuring charges of $6 million and $8 million, respectively, for severance and facility closing costs. Additionally, net income for the first quarter of fiscal year 2017 includes $46 million in charges related to changes in the company’s expectations of the realizability of certain state R&D tax credits resulting from the separation of the GoTo business, partially offset by a tax benefit of approximately $18 million from the adoption of Accounting Standard Update 2016-09 in the first quarter of fiscal year 2017.

Non-GAAP Results

Non-GAAP net income for the first quarter of fiscal year 2018 was $184 million, or $1.29 per diluted share, compared to $152 million, or $0.97 per diluted share for the first quarter of fiscal year 2017. Non-GAAP net income for the first quarter of fiscal years 2018 and 2017 excludes the effects of stock-based compensation expense, amortization of acquired intangible assets, amortization of debt discount, restructuring charges, and the tax effects related to these items. Non-GAAP net income for the first quarter of fiscal year 2017 also excludes separation costs and the tax effect related to this item and charges related to changes in the company’s expectations of the realizability of certain state R&D tax credits resulting from the separation of the GoTo business. Non-GAAP net income per diluted share for the first quarter of fiscal years 2018 and 2017 also reflects the anti-dilutive impact of the company’s convertible note hedges.

“This quarter, we delivered strong financial results while at the same time accelerating innovation across our portfolio. Our subscription-based revenue accelerated for the fifth quarter in a row as we are seeing the benefit of transitioning our business model,” said David Henshall, president and CEO of Citrix. “Our focus on integrating the portfolio, with investments in analytics and cloud, position us nicely for the rest of the year.”

Q1 Financial Summary

The results for the first quarter of fiscal year 2018 compared to the first quarter of fiscal year 2017 are as follows:

  Subscription revenue increased 49 percent;
  Product and license revenue decreased 6 percent;
  Support and services revenue increased 3 percent;
  Net revenue increased in the EMEA region by 7 percent; increased in the Americas region by 5 percent; and decreased in the APJ region by 1 percent;
  Subscription revenue as a percentage of total revenue was 15 percent;
  Deferred revenue totaled $1.69 billion as of March 31, 2018, compared to $1.66 as of March 31, 2017, an increase of 1 percent; and
  Cash flow from operations was $358 million for the first quarter of fiscal year 2018, compared to $292 million for the first quarter of fiscal year 2017.

During the first quarter of fiscal year 2018:

  GAAP gross margin was 84 percent. Non-GAAP gross margin was 86 percent, excluding the effects of stock-based compensation expense and amortization of acquired product related intangible assets;
  GAAP operating margin was 24 percent. Non-GAAP operating margin was 32 percent, excluding the effects of stock-based compensation expense, amortization of acquired intangible assets, and costs associated with restructuring programs; and
  The company repurchased approximately 8.4 million shares during the first quarter.

All results above reflect continuing operations.

Financial Outlook for Second Quarter 2018

Citrix management expects to achieve the following results for the second quarter of fiscal year 2018:

  Net revenue is targeted to be in the range of $710 million to $720 million.
  GAAP diluted earnings per share is targeted to be in the range of $0.72 to $0.76.
  Non-GAAP diluted earnings per share is targeted to be in the range of $1.18 to $1.22, excluding $0.11 related to the effects of amortization of acquired intangible assets, $0.40 related to the effects of stock-based compensation expenses, $0.06 related to the effects of amortization of debt discount, $0.01 related to restructuring charges, and $0.08 to $0.16 for the tax effects related to these items. Non-GAAP diluted earnings per share reflects the anti-dilutive impact of the convertible note hedges and does not include any additional impacts related to our convertible note warrants or U.S. tax reform, all of which cannot be calculated without unreasonable efforts.

Financial Outlook for Fiscal Year 2018

Citrix management expects to achieve the following results for the fiscal year ending December 31, 2018:

  Net revenue is targeted to be in the range of $2.88 billion to $2.91 billion.
  GAAP diluted earnings per share is targeted to be in the range of $3.45 to $3.59.
  Non-GAAP diluted earnings per share is targeted to be in the range of $5.20 to $5.30, excluding $0.44 related to the effects of amortization of acquired intangible assets, $1.51 related to the effects of stock-based compensation expenses, $0.25 related to the effects of amortization of debt discount, $0.09 related to restructuring charges, and $0.44 to $0.68 for the tax effects related to these items. Non-GAAP diluted earnings per share reflects the anti-dilutive impact of the convertible note hedges and does not include any additional impacts related to our convertible note warrants or U.S. tax reform, all of which cannot be calculated without unreasonable efforts.
  In addition, Citrix management is targeting GAAP operating margin to be in the range of 20 percent to 21 percent, and non-GAAP operating margin to be in the range of 30 percent to 31 percent, excluding 7 percent related to the effects of stock-based compensation expense, 2 percent related to the effects of amortization of acquired intangible assets, and less than a percent related to restructuring charges.

The above statements are based on current targets. These statements are forward-looking, and actual results may differ materially.

First Quarter Earnings Conference Call

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, business outlook, and its business transformation plans to drive greater customer and shareholder value. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed for approximately 30 days on the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors.

About Citrix

Citrix (NASDAQ:CTXS) aims to power a world where people, organizations and things are securely connected and accessible to make the extraordinary possible. Its technology makes the world’s apps and data secure and easy to access, empowering people to work anywhere and at any time. Citrix provides a complete and integrated portfolio of Workspace-as-a-Service, application delivery, virtualization, mobility, network delivery and file sharing solutions that enables IT to ensure critical systems are securely available to users via the cloud or on-premise and across any device or platform. Learn more at www.citrix.com.

For Citrix Investors

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix's CEO and president, statements contained in the Financial Outlook sections and under the Non-GAAP Financial Measures Reconciliation section, and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, risks associated with the success and growth of the company's product lines, including competition, demand and pricing dynamics and the impact of our transition to new business models, including a subscription model; the impact of U.S. tax reform, including unanticipated transition taxes, changes in valuation of tax assets and liabilities, non-renewal of tax credits or exposure to additional tax liabilities; the impact of the global economy, volatility in global stock markets, foreign exchange rate volatility and uncertainty in the IT spending environment; the risks associated with maintaining the security of our products, services, and networks, including securing customer data stored by our services; changes in Citrix’s pricing and licensing models, promotional programs and product mix, all of which may impact Citrix's revenue recognition; increased competition in markets for Citrix's virtualization and networking products and secure data services and the introduction of new products by competitors or the entry of new competitors into these markets; the concentration of customers in Citrix’s networking business; seasonal fluctuations in the company's business; failure to successfully partner with key distributors, resellers, system integrators, service providers and strategic partners and the company's reliance on the success of those partners for the marketing and distribution of the company's products; the size, timing and recognition of revenue from significant orders; the recruitment and retention of qualified employees; transitions in key personnel and succession risk; risks in effectively controlling operating expenses; ability to effectively manage our capital structure and the impact of related changes on our operating results and financial condition; the effect of new accounting pronouncements on revenue and expense recognition; the ability of Citrix to make suitable acquisitions on favorable terms in the future; risks associated with Citrix's acquisitions and divestitures, including failure to further develop and successfully market the technology and products of acquired companies, failure to achieve or maintain anticipated revenues and operating performance contributions from acquisitions, which could dilute earnings, the retention of key employees from acquired companies, difficulties and delays integrating personnel, operations, technologies and products, disruption to our ongoing business and diversion of management's attention from our ongoing business, and failure to realize expected benefits or synergies from divestitures; litigation and disputes, including challenges to our intellectual property rights or allegations of infringement of the intellectual property rights of others; charges in the event of a write-off or impairment of acquired assets, underperforming businesses, investments or licenses; and other risks detailed in Citrix's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Citrix® is a trademark or registered trademark of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data - unaudited)

	Three Months Ended March 31,
	2018	2017
Revenues:
Product and license	$160,697	$170,899
Subscription	103,158	69,090
Support and services	433,337	422,688
Total net revenues	697,192	662,677
Cost of net revenues:
Cost of product and license revenues	33,872	29,711
Cost of subscription, support and services	63,385	59,659
Amortization of product related intangible assets	11,029	13,088
Total cost of net revenues	108,286	102,458
Gross margin	588,906	560,219
Operating expenses:
Research and development	98,550	102,669
Sales, marketing and services	251,213	246,765
General and administrative	63,727	76,509
Amortization of other intangible assets	3,666	3,646
Restructuring	6,187	7,986
Total operating expenses	423,343	437,575
Income from operations	165,563	122,644
Interest income	8,731	5,612
Interest expense	(20,336)	(11,553)
Other (expense) income, net	(3,012)	3,326
Income from continuing operations before income taxes	150,946	120,029
Income tax expense	6,687	49,704
Income from continuing operations	144,259	70,325
(Loss) from discontinued operations, net of income taxes	—	(42,704)
Net income	$144,259	$27,621
Diluted earnings (loss) per share:
Income from continuing operations	$0.99	$0.44
(Loss) from discontinued operations	—	(0.27)
Diluted net earnings per share:	$0.99	$0.17

Weighted average shares outstanding - diluted	146,388	158,369

CITRIX SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(In thousands - unaudited)

	March 31, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$954,697	$1,115,130
Short-term investments, available-for-sale	510,267	632,516
Accounts receivable, net	427,890	712,535
Inventories, net	13,569	13,912
Prepaid expenses and other current assets	168,987	147,330
Total current assets	2,075,410	2,621,423
Long-term investments, available-for-sale	773,654	984,328
Property and equipment, net	249,696	252,932
Goodwill	1,662,568	1,614,494
Other intangible assets, net	155,895	141,952
Deferred tax assets, net	114,277	152,362
Other assets	105,977	52,685
Total assets	$5,137,477	$5,820,176

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$68,702	$66,893
Accrued expenses and other current liabilities	243,940	277,679
Income taxes payable	4,818	34,033
Current portion of deferred revenues	1,204,199	1,308,474
Total current liabilities	1,521,659	1,687,079
Long-term portion of deferred revenues	480,985	555,769
Long-term debt	2,137,418	2,127,474
Long-term income taxes payable	335,457	335,457
Other liabilities	138,580	121,936
Stockholders' equity:
Common stock	308	306
Additional paid-in capital	4,938,533	4,883,670
Retained earnings	3,786,521	3,509,484
Accumulated other comprehensive loss	(14,874)	(10,806)
	8,710,488	8,382,654
Less - common stock in treasury, at cost	(8,187,110)	(7,390,193)
Total stockholders' equity	523,378	992,461
Total liabilities and stockholders' equity	$5,137,477	$5,820,176

CITRIX SYSTEMS, INC.
Condensed Consolidated Statement of Cash Flows
(In thousands - unaudited)

Three Months Ended
March 31, 2018
OPERATING ACTIVITIES
Net Income	$144,259
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and other	51,876
Stock-based compensation expense	35,723
Deferred income tax expense	8,160
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	(1,906)
Other non-cash items	3,302
Total adjustments to reconcile net income to net cash provided by operating activities	97,155

Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	285,104
Inventories	34
Prepaid expenses and other current assets	(13,494)
Other assets	9,071
Income taxes, net	(35,996)
Accounts payable	1,828
Accrued expenses and other current liabilities	(52,735)
Deferred revenues	(79,890)
Other liabilities	2,519
Total changes in operating assets and liabilities, net of the effects of acquisitions	116,441
Net cash provided by operating activities	357,855

INVESTING ACTIVITIES
Purchases of available-for-sale investments	(125,687)
Proceeds from sales of available-for-sale investments	358,465
Proceeds from maturities of available-for-sale investments	95,341
Purchases of property and equipment	(15,997)
Cash paid for acquisitions, net of cash acquired	(66,330)
Cash paid for licensing agreements and technology	(535)
Other	3,257
Net cash provided by investing activities	248,514

FINANCING ACTIVITIES
Proceeds from issuance of common stock under stock-based compensation plans	70
Repayment of acquired debt	(5,674)
Stock repurchases, net	(600,000)
Accelerated stock repurchase program	(150,000)
Cash paid for tax withholding on vested stock awards	(13,602)
Net cash used in financing activities	(769,206)

Effect of exchange rate changes on cash and cash equivalents	2,404

Change in cash and cash equivalents	(160,433)
Cash and cash equivalents at beginning of period	1,115,130
Cash and cash equivalents at end of period	$954,697

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to acquired intangible assets and debt discount, stock-based compensation expenses, charges associated with the Company’s restructuring programs, separation costs, the related tax effect of those items, and separation-related tax charges or benefits. The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment. The Company also reflects the effect of anti-dilutive convertible note hedges in the number of shares used in non-GAAP diluted earnings per share. These non-GAAP financial measures are presented on a continuing operations basis. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

  The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization of intangible assets and stock-based compensation expenses and the related tax effects that are primarily related to acquisitions, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.
  Amortization of intangible assets and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

  Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.
  Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be accounted for as separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s non-convertible debt borrowing rate. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends.
  The Company has engaged in various restructuring activities over the past several years that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs. Each restructuring activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. While the Company’s operations previously benefited from the employees and facilities covered by the various restructuring charges, these employees and facilities have benefited different parts of the Company’s business in different ways, and the amount of these charges has varied significantly from period to period. The Company, therefore, believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends as compared to prior periods.
  Separation costs represent transaction and transition costs associated with preparing businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication. These charges are not anticipated to be ongoing costs; and, thus, are outside of the normal operations of the Company's business. As such, the Company believes that these expenses do not accurately reflect the underlying performance of continuing operations for the period in which they are incurred.
  The Company has convertible note hedges in place to offset potential dilution from the embedded conversion feature in its convertible notes. For GAAP diluted earnings per share purposes, the Company cannot reflect the anti-dilutive impact of the convertible note hedges. The Company believes that reflecting the anti-dilutive impact of the convertible note hedges in non-GAAP diluted earnings per share provides investors with useful information in evaluating the financial performance of the Company on a per share basis.
  Separation-related tax charges or benefits, which may include reversals of certain state R&D credits due to changes in expectations of realizability as a result of the separation of a significant business of the Company. The Company believes that these items do not accurately reflect the underlying performance of continuing operations for the period in which they are incurred.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity.

CITRIX SYSTEMS, INC.

Non-GAAP Financial Measures Reconciliation

(In thousands, except per share, gross margin and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

Three Months Ended March 31, 2018
GAAP gross margin	84.5%
Add: stock-based compensation	0.2
Add: amortization of product related intangible assets	1.6
Non-GAAP gross margin	86.3%

Three Months Ended March 31, 2018
GAAP operating margin	23.7%
Add: stock-based compensation	5.2
Add: amortization of product related intangible assets	1.6
Add: amortization of other intangible assets	0.5
Add: restructuring charges	0.9
Non-GAAP operating margin	31.9%

	Three Months Ended March 31,
	2018	2017
GAAP net income from continuing operations	$144,259	$70,325
Add: stock-based compensation	35,723	34,808
Add: amortization of product related intangible assets	11,029	13,088
Add: amortization of other intangible assets	3,666	3,646
Add: amortization of debt discount	8,706	8,410
Add: separation costs	—	298
Add: restructuring charges	6,187	7,986
Less: tax effects related to above items	(25,946)	(33,077)
Add: separation related tax charges	—	46,127
Non-GAAP net income from continuing operations	$183,624	$151,611

	Three Months Ended March 31,
	2018	2017
Number of shares used in diluted earnings per share calculations:
GAAP weighted average shares outstanding	146,388	158,369
Less: effect of convertible note hedges	(4,360)	(1,676)
Non-GAAP weighted average shares outstanding	142,028	156,693

	Three Months Ended March 31,
	2018	2017
GAAP earnings per share from continuing operations - diluted	$0.99	$0.44
Add: stock-based compensation	0.25	0.22
Add: amortization of product related intangible assets	0.07	0.09
Add: amortization of other intangible assets	0.03	0.02
Add: amortization of debt discount	0.06	0.06
Add: restructuring charges	0.04	0.05
Less: tax effects related to above items	(0.18)	(0.21)
Add: separation related tax charges	—	0.30
Less: effect of convertible note hedges	0.03	—
Non-GAAP earnings per share from continuing operations - diluted	$1.29	$0.97

Forward Looking Guidance

	For the Three Months Ended June 30,	For the Twelve Months Ended December 31,
	2018	2018
GAAP earnings per share - diluted	$0.72 to $0.76	$3.45 to $3.59
Add: adjustments to exclude the effects of amortization of intangible assets	0.11	0.44
Add: adjustments to exclude the effects of expenses related to stock-based compensation	0.40	1.51
Add: adjustments to exclude the effects of amortization of debt discount	0.06	0.25
Add: adjustments to exclude the effects of restructuring charges	0.01	0.09
Less: tax effects related to above items	(0.08 to 0.16)	(0.44 to 0.68)
Non-GAAP earnings per share - diluted	$1.18 to $1.22	$5.20 to $5.30
For the Twelve Months Ended December 31, 2018
GAAP operating margin	20.2% to 21.2%
Add: stock-based compensation	7.2
Add: amortization of intangible assets	2.1
Add: restructuring charges	0.4
Non-GAAP operating margin	30.0% to 31.0%

CONTACT:
Citrix Systems, Inc.
For media inquiries
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
For investor inquiries:
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com